EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (this “Agreement”) is made effective the 12th day of December, 2013 (the “Effective Date”), by and between Stuart Weg, MD, an individual  (“Licensor”), and Retrophin, Inc. (“Licensee”), a corporation organized and existing under the laws of Delaware.  Licensor and Licensee are each referred to herein individually as a “Party” and together as the “Parties”.

WHEREAS, Licensor owns, or otherwise has the right to license certain intellectual property rights relating to ketamine.

WHEREAS, Licensor desires to grant a license to Licensee to the Licensed Assets as further provided below, and Licensee desires a license to and under such intellectual property.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the Parties covenant and agree as follows:

Section 1.              Definitions.

For the purpose of this Agreement, the Appendix A definitions shall apply.

Section 2.              Licenses

A.           License Grant.

(i)           The Licensor hereby grants to Licensee an exclusive license (with the right to sublicense (through multiple levels of Sublicensees)) under the Licensed Assets, including but not limited to the right to manufacture and have manufactured, make and have made, use, sell and have sold, offer for sale, distribute and have distributed, develop and have developed, market and have marketed and import and have imported Products and otherwise exploit the Licensed IP in the Licensed Field within the Licensed Territory (the “License”).

(ii)           To the extent an Improvement is conceived and reduced to practice by Licensor, any individuals or entities (whether business partners, consultants or other associated Parties or Affiliates) employed or engaged by, or otherwise working with, Licensor (“Licensor Improvements”) ########*.

(iii)           Licensee shall retain ownership of any Improvements or inventions that are developed, conceived and reduced to practice by or on behalf of Licensee, its Affiliates and Sublicensees (“Licensee Improvements”).

B.           Reservation of Rights. Licensor hereby reserves a royalty-free, irrevocable, world-wide, non-exclusive right, without the right to sublicense except as approved in writing by Licensor, to practice and use the Licensed IP for Research Purposes.

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* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Registration Statement on Form S-1.

Section 3.              Development.

A.           Licensee shall use commercially reasonable efforts to develop, manufacture, market, and sell Products in the Licensed Territory during the License Term.

B.           Licensor will make available to Licensee all experts used, to the best of its ability, at a reasonable consulting fee on an ongoing basis if and when requested by Licensee.

C.           Following the Effective Date, Licensor shall have ########* meetings with the Licensee’s development team, including Licensee’s Chief Executive Officer, during ########* during the License Term.

Section 4.              Consideration.

A.           License Fee; License Maintenance Fee; Sublicense Fee.

(i)           Licensee agrees to pay to Licensor a license fee in the amount of ########* within ########* after the execution and delivery of this Agreement by both Parties.

(ii)           ########*.

(iii)           For the duration of the License Term, if Licensee sublicenses the Licensed IP to a Sublicensee prior to approval of Products by the FDA and Licensee receives an upfront sublicense fee or payment (the “Upfront Payment”) for a specific indication from the Sublicensee, Licensor shall be permitted to elect within ########*  of notification from Licensee of its receipt of the Upfront Payment to receive either (a) ########* or (b) ########*.

(iv)           For the duration of the License Term, if Licensee sublicenses the Licensed IP to a Sublicensee prior to approval of Products by the FDA and Licensee receives an annual sublicense fee or payment (the “Annual Payment”) for a specific indication from the Sublicensee, Licensor shall be permitted to elect within ########* of notification from Licensee of its receipt of the Annual Payment to receive the greater of (a) ########* or (b) ########*.

B.           Royalty.

(i)           For the duration of the License Term, Licensee agrees to pay to Licensor as “earned royalties” a royalty calculated as a percentage of the Selling Price of Products that are approved by the FDA (“FDA-Approved Products”), in accordance with the terms and conditions of this Agreement.  The royalty is deemed earned as of ########*.  Subject to adjustment as provided in (ii) below, the royalty shall remain fixed for the duration of the License Term in each applicable country, at a rate of (a) ########*, or (b) ########* (in each case, as applicable, the “Royalty”).

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* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Registration Statement on Form S-1.

(ii)           Notwithstanding the foregoing, in the event Licensee is required to pay a royalty or similar payment to a Third Party (or multiple parties) to obtain a license or similar right in connection with the Products in a given country in a calendar year of the License Term, then the aggregate Royalty payable to Licensor hereunder for such Products shall be ########*.

C.           Sublicensing Royalties.  With respect to sublicenses granted by Licensee under Section 2A, Licensee shall pay the applicable Royalty to Licensor ########*.

D.           One-Time Milestones.  Within ########* after the achievement of the applicable milestone and receipt of Licensor’s invoice, Licensee shall pay to Licensor:

(i)           ########*;

(ii)          ########*;

(iii)         ########*.

(iv)         ########*; and

(v)          ########*.

E.           Accounting; Payments.

(i)           Amounts owing to Licensor under Sections 4B and 4C shall be paid on a ########* basis, with such amounts due and received by Licensor on or before the ########* day following the end of the ########* in which such amounts were earned.

(ii)           Except as otherwise directed, all amounts owing to Licensor under this Agreement shall be paid in U.S. dollars at the address provided in Section 12, or, paid via wire transfer if agreed upon by the Parties.  All royalties owing with respect to Selling Price and other fees stated in currencies other than U.S. dollars shall be converted at the rate shown in the ########*.

(iii)           Reasonably promptly after receipt of written request from Licensor, but no more after than ########*, an accounting showing how any amounts owing to Licensor under Sections 4B and 4C have been calculated shall be submitted to Licensor.

Section 5.              Representations and Warranties; Indemnitees; Insurance.

A.           Licensor represents and warrants to Licensee (on a continuing basis, unless otherwise provided below):

(i)           Licensor is the owner of the Licensed Assets or otherwise has the necessary right, title and power to grant the licenses and rights granted hereunder to Licensee, and the licenses and rights granted hereunder to Licensee are free and clear of any liens, claims or encumbrances;

(ii)           it has not granted any option, license, right or interest in or to the License or the Licensed Assets and the execution and delivery of this Agreement and the performance of its obligations hereunder do not violate or breach any other agreement to which it is bound;

(iii)           (a) the Licensed Assets existing as of the Effective Date are subsisting, valid and as of the Effective Date enforceable, and (b) as of the Effective Date no claim has been made alleging that any Licensed Assets or any Product infringes or otherwise violates any intellectual property or proprietary right of any Third Party;

(iv)           as of the Effective Date, no Person is infringing the Licensed Assets;

(v)           the true inventors of the subject matter claimed are named in the patents and patent applications within the Licensed IP as of the Effective Date, and all such inventors have irrevocably assigned all their rights and interests therein to Licensor;

(vi)           the Licensed Assets constitute all rights owned or controlled (including by virtue of the licenses or other rights granted to it) at any time or prior to the Effective Date applicable to the Licensed Field; and

(vii)           as of the Effective Date, no patent or trademark application within the Licensed IP is the subject of any pending interference, opposition, cancellation, protest or other challenge or adversarial proceeding.

B.           Licensor (the “Indemnitor”) shall indemnify, hold harmless and defend, Licensee, its officers, directors, employees, agents, representatives, members, managers, Affiliates and Sublicensees (collectively, “Licensee Indemnitees”) from and against any liabilities, claims, suits, losses, damages, costs, fees, and expenses (including without limitation reasonable attorneys’ fees and expenses, including without limitation any incurred in enforcement of this indemnity) (collectively, “Claims”) resulting from or arising out of any breach of this Agreement by Licensor.

C.           The Licensee Indemnitees shall promptly notify the Indemnitor of any Claim with respect to which such Licensee Indemnitee is seeking indemnification hereunder and permit the Indemnitor, at the Indemnitor’s cost, to defend against such Claim, and shall reasonably cooperate (at the Indemnitor’s expense) in the defense thereof.  Neither the Indemnitor nor Licensee Indemnitees shall enter into, or permit, any settlement of any Claim without the express written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed.  Each Licensee Indemnitee may, at its option and expense, have its own counsel participate in any proceeding which is under the direction of the Indemnitor and will reasonably cooperate with the Indemnitor or its insurer in the disposition of any such matter; provided, that, if the Indemnitor shall not defend such Claim, such Licensee Indemnitee shall have the right to defend such Claim on its own behalf and recover from the Indemnitor all reasonable attorneys' fees and expenses incurred by it during the course of such defense.  The Indemnitor shall not consent to, and no Licensee Indemnitee shall be required to agree to any settlement or compromise of, or the entry of any judgment with respect to, and the Indemnitor shall be required to appeal, unless otherwise agreed by the Licensee Indemnitee, any adverse decision with respect to, any Claim that (x) provides for injunctive or other non-monetary relief affecting Licensee or any Licensee Indemnitee, (y) includes any statement, admission or implication of any wrongful or improper act or omission by Licensee or any Licensee Indemnitee or (z) does not include as an unconditional term or result thereof the giving to Licensee and each the Licensee Indemnitee of a release from all liability with respect to such Claim by each Third Party that has claimed, or has a right to make a claim for, or with respect to any Claim.

D.           Licensee shall name Licensor as additional insured on the applicable insurance policy of Licensee solely in connection with Licensee’s exploitation of the Licensed Assets.

Section 6.             Recordkeeping.  Licensee shall keep reasonable books and records to verify the accuracy and completeness of Licensee’s and its Sublicensee(s)’s accounting referred to above, including, without limitation, inventory, purchase and invoice records relating to the Products or their manufacture.  Such books and records shall be preserved for a period not less than ########*.

Section 7.               Term and Termination.

A.           The term of this Agreement shall be the License Term.

B.           Licensee may terminate this Agreement at any time, with or without cause, by giving at least ########* written notice of such termination to Licensor.

C.           If Licensee commits any material breach of any covenant in this Agreement, ########*, Licensor may, at its option, terminate this Agreement by giving notice of termination to Licensee.

D.           In the event that Licensee elects to terminate this Agreement pursuant to Section 7B ########*.

E.           If Licensee elects to terminate this Agreement pursuant to Section 7B ########*.

F.           Upon the termination of this Agreement, ########*.

G.           Waiver by either Party of a single breach or default, or a succession of breaches or defaults, shall not deprive such Party of any right to terminate this Agreement in the event of any subsequent breach or default.

H.           Notwithstanding anything to the contrary contained in this Agreement, ########*.

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* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Registration Statement on Form S-1.

Section 8.               Patent Filing, Prosecution and Maintenance; Patent Fees and Costs.

A.           Following the Effective Date, Licensee shall control the preparation, prosecution (including, without limitation, any interferences, reissue proceedings and reexaminations) and maintenance of all Licensed IP, with counsel of its choice, all in Licensee’s sole discretion.  Prior to or promptly following the Effective Date, the Parties shall cooperate to expeditiously transfer such responsibility for the further preparation, prosecution and maintenance of Licensed IP (including any Licensor Improvements) to Licensee.  Licensee shall be responsible for all costs incurred by Licensee with respect to such preparation, prosecution and maintenance of Licensed IP so long as Licensee remains responsible for such preparation, prosecution and maintenance.  Subject to the foregoing sentence, Licensee will reimburse Licensor for any necessary and reasonable costs it incurs at Licensee’s request with respect to the prosecution and maintenance of the Licensed IP following the Effective Date.    Licensor shall cooperate with Licensee, as may be requested by Licensee, with respect to the preparation, prosecution and maintenance of the Licensed IP reasonably prior to any deadline or action with the U.S. Patent & Trademark Office or any foreign patent office.

B.           Licensor (i) shall promptly provide Licensee and its counsel with copies of any official communications from the United States and any foreign patent office pertaining to the Licensed IP, and (ii) hereby provide Licensor and its counsel with a Power of Attorney (coupled with an Intent) and designates them as Licensor’s attorneys in fact, to undertake any and all actions or necessary under this Section 8.

Section 9.               Enforcement.

A.           Licensor shall protect the Licensed IP against infringers and to otherwise act to eliminate infringement, in its reasonable determination or when requested by Licensee, in all cases in full consultation subject to the reasonable approval of Licensee at every stage, including without limitation, any settlement.  In the event that either Party believes there is infringement of any Licensed IP, such Party shall provide the other Party with notification and reasonable evidence of such infringement (such notice is hereinafter referred to as an “Infringement Notice”).   Nothing herein shall permit or allow Licensor to commence any action for infringement of the Licensed IP without the approval of Licensee.

B.           If any infringement of the Licensed IP has not been discontinued within three (3) months after the Infringement Notice or Licensor has not by the end of such period taken reasonable action (as reasonably determined by Licensee) to abate or terminate the infringing action, or if Licensor informs Licensee that it will not be undertaking to end such infringement, Licensee shall have the right to bring an action to enforce the Licensed Patents at its own expense.  During such litigation Licensee shall act in good faith to preserve such Licensor’s right, title and interest in and to the Licensed Patents, shall keep Licensor advised as to the status of the litigation.  If Licensor is a necessary or indispensable party to any litigation or proceeding against a Third Party alleged to have infringed any of the Licensed IP, Licensee shall have the right to bring such litigation or proceeding in Licensor’s name.

C.           In any infringement suit that Licensee may institute to enforce the Licensed IP pursuant to this Agreement, Licensor shall, at the request and expense of Licensee, cooperate in all respects and shall use all reasonable efforts to cause its employees to testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

Section 10.             Assignability. This Agreement may not be transferred or assigned by Licensor, whether pursuant to a change of control event or otherwise, without the prior written consent of Licensee, which consent may be granted or withheld in Licensee’s sole discretion.  Nothing herein shall impair or affect the rights of Licensee to transfer or assign its rights and responsibilities hereunder or to engage in any acts or transactions the results of which shall effect a change of ownership or control of Licensee.  Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

Section 11.             Miscellaneous.

A.           This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New York.  If any provisions of this Agreement are or shall come into conflict with the laws or regulations of any jurisdiction or any governmental entity having jurisdiction over the Parties or this Agreement, those provisions shall be deemed automatically revised to the minimum extent necessary to comply, and the remaining terms and conditions of this Agreement shall remain in full force and effect.  If such a revision is not so allowed or if such a revision leaves terms thereby made clearly illogical or inappropriate in effect, the Parties agree to substitute new terms as similar in effect to the present terms of this Agreement as may be allowed under the applicable laws and regulations.  The Parties hereto are independent contractors and not joint venturers or partners.

B.           Any dispute arising out of, or relating to, this Agreement or the breach thereof, or regarding the interpretation thereof, shall be finally settled by arbitration conducted in New York City in accordance with the rules of the American Arbitration Association then in effect before a single arbitrator appointed in accordance with such rules applying the laws of the State of New York.  Judgment upon any award rendered therein may be entered and enforcement obtained thereon in any court having jurisdiction.  The arbitrator shall have authority to grant any form of appropriate relief (other than punitive damages), whether legal or equitable in nature, including specific performance.  For the purpose of any judicial proceeding to enforce such award or incidental to such arbitration or to compel arbitration, the Parties hereby submit to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York, and agree that service of process in such arbitration or court proceedings shall be satisfactorily made upon it if sent by registered mail addressed to it at the addresses set forth herein.

Section 12.             Notices.

A.           Any notice required to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given at the earlier of the time when actually received as a consequence of any effective method of delivery, including but not limited to hand delivery, transmission by telecopier, or delivery by a professional courier service or the time when sent by certified or registered mail addressed to the Party for whom intended at the address below or at such changed address as the Party shall have specified by written notice, provided that any notice of change of address shall be effective only upon actual receipt.

Stuart Weg, M.D.
498 Island Way
Franklin Lakes, New Jersey 07417

Retrophin, Inc.
777 Third Avenue
Suite 22
New York, New York 10017
Attn: Martin Shkreli, Chief Executive Officer
Facsimile Number: 646-861-6485

With a copy (which shall not constitute notice) to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, NY 10022
Attn: Evan L. Greebel, Esq.
Facsimile Number: 212-894-5883

Section 13.             Integration. This Agreement constitutes the full understanding between the Parties with reference to the subject matter hereof, and no statements or agreements by or between the Parties, whether orally or in writing, except as provided for elsewhere in this Section, made prior to or at the signing hereof, shall vary or modify the written terms of this Agreement.  Neither Party shall claim any amendment, modification, or release from any provisions of this Agreement by mutual agreement, acknowledgment, or otherwise, unless such mutual agreement is in writing, signed by the other Party, and specifically states that it is an amendment to this Agreement.

Section 14.              Confidentiality.

The Parties hereto agree to keep any information identified as confidential by the disclosing Party confidential using methods at least as stringent as each Party uses to protect its own confidential information.  “Confidential Information” shall include the terms of this Agreement, the “Ketamine Draft Term Sheet” executed by the Parties on September 20, 2013, Licensee’s development plans and reports, royalty reports and forecasts, sublicenses, the Licensed IP and all information concerning them and any other information marked confidential or accompanied by correspondence indicating such information is exchanged in confidence between the Parties.  Except as may be authorized in advance in writing by Licensor, Licensee shall only grant access to Licensor’s Confidential Information to its Sublicensee(s) and those employees of Licensee and its Sublicensee(s) involved in research relating to the Licensed IP.  Licensee shall require its Sublicensee(s) and all such employees, and Licensor shall require its personnel involved herewith, to be bound by terms of confidentiality no less restrictive than those set forth in this Section.  The confidentiality and use obligations set forth above apply to all or any part of the Confidential Information disclosed hereunder except to the extent that:

(i)           Licensor, Licensee or its Sublicensee(s) can show by written record that it possessed the information prior to its receipt from the other Party;

(ii)           the information was already available to the public or became so through no fault of Licensor, Licensee or its Sublicensee(s);

(iii)           the information is subsequently disclosed to Licensor, Licensee or its Sublicensee(s) by a Third Party that has the right to disclose it free of any obligations of confidentiality;  or

(iv)           the information is required by law, rule, regulation or judicial process to be disclosed.

Section 15.             Severability.  Without prejudice to any other rights that the Parties have pursuant to this License Agreement, every provision of this License Agreement is intended to be severable. If any provision of this License Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this License Agreement, which shall remain in full force and effect. The Parties hereto agree to consult each other and to agree upon a new stipulation which is permissible under the Law and which comes as close as possible to the original purpose and intent of the invalid, void or unenforceable provision.

Section 16.             Relationship of the Parties. Nothing contained in this License Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Licensor and Licensee, or to constitute one as the agent of the other.  Moreover, each Party agrees not to construe this License Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes.  Each Party shall act solely as an independent contractor, and nothing in this License Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other.

Section 17.             Expenses.  Except as otherwise expressly provided in this License Agreement, each Party shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this License Agreement.

Section 18.              Further Assurances. Each Party hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary to carry out the intent and purposes of this Agreement

Section 19.              Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 20.              Authority. The persons signing on behalf of Licensor and Licensee hereby warrant and represent that they have authority to execute this Agreement on behalf of the Party for whom they have signed.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement on the dates indicated below.

/s/ Stuart Weg	Date: December 12, 2013
STUART WEG

RETROPHIN, INC.

By:	/s/ Marc Panoff	Date: December 12, 2013
Name: Marc Panoff
Title: Chief Financial Officer

APPENDIX A

“Affiliate” shall mean, with respect to a specified Person, any other Person, (i) which is controlling, controlled by or under common control with, such specified Person or (ii) in which such specified Person owns ########*or more of the equity or other ownership interests. The term “control” means possession, direct or indirect, of the powers to direct, cause or direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Annual License Maintenance Fee” shall have the meaning set forth in Section 4(A)(ii).

“Annual Payment” shall have the meaning set forth in Section 4(A)(iv).

“Bulk Payment” shall have the meaning set forth in Section 4(A)(iii).

“Claims” shall have the meaning set forth in Section 5B.

“Improvement” shall mean ########*.

“Infringement Notice” shall have the meaning set forth in Section 9A.

“License” shall have the meaning set forth in Section 2A.

“License Term” shall mean the period commencing on and as of the Effective Date and continuing in perpetuity, unless sooner terminated in accordance with this Agreement.

“Licensed Assets” shall mean ########*.

“Licensed Field” shall mean all uses and applications for any indication.

“Licensed IP” shall refer to and mean ########*.

“Licensed Territory” shall mean worldwide.

“Licensee Improvements” shall have the meaning set forth in Section 2A(iii).

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* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Registration Statement on Form S-1.

“Licensee Indemnitees” shall have the meaning set forth in Section 5B.

“Licensor Improvements” shall have the meaning set forth in Section 2A(ii).

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization.

“Products” shall refer to and mean any and all products that employ or are in any way produced by the practice of an invention claimed in the Licensed IP or that would otherwise constitute infringement of any claims of the Licensed IP.

“Research Purposes” shall mean ########*.

“Samples” shall man samples of the Product, such as for physician samples and indigent patient and similar programs (including registration samples), for which Licensee receives no compensation.

“Selling Price” shall mean ########*.

“Sublicensee” means any Third Party sublicensed by Licensee pursuant to Section 2A.

“Third Party” means any Person other than Licensee or Licensor.

“Upfront Payment” shall have the meaning set forth in Section 4(A)(iii).

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* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Registration Statement on Form S-1.

APPENDIX B

LICENSED IP

########* [1 page omitted]

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* ######## = Material omitted pursuant to a request for Confidential Treatment and submitted separately to the Commission on the date of submission of this Registration Statement on Form S-1.